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News Release
HP Inc. Reports Fiscal 2026 Third Quarter Results

PALO ALTO, Calif. – August 26, 2026 (GLOBE NEWSWIRE) – HP (NYSE: HPQ)
•Raising fiscal year 2026 earnings per share ("EPS") and free cash flow outlook
•Third quarter GAAP diluted net EPS of $0.71, inclusive of an $0.11 favorable impact from tariff refunds, and down 11.3% year over year due in part to one-time tax and litigation benefits in the prior year period

•Third quarter non-GAAP diluted net EPS of $0.83, inclusive of an $0.11 favorable impact from tariff refunds, and up 10.7% from the prior year period
•Third quarter net revenue of $15.7 billion, up 12.5% from the prior year period
•Third quarter net cash provided by operating activities of $1.7 billion, free cash flow of $1.6 billion
•Third quarter returned $0.6 billion to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2026 third quarter financial performance
	Q3 FY26	Q3 FY25	Y/Y
GAAP net revenue ($B)	$15.7	$13.9	12.5%
GAAP operating margin	5.7%	5.1%	0.6 pts
GAAP net earnings ($B)	$0.66	$0.76	(13%)
GAAP diluted net EPS	$0.71	$0.80	(11%)
Non-GAAP operating margin	6.5%	7.1%	(0.6) pts
Non-GAAP net earnings ($B)	$0.77	$0.71	8%
Non-GAAP diluted net EPS	$0.83	$0.75	11%
Net cash provided by operating activities ($B)	$1.74	$1.66	4%
Free cash flow ($B)	$1.57	$1.47	7%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. and its subsidiaries (“HP”) announced fiscal 2026 third quarter net revenue of $15.7 billion, up 12.5% (up 10.9% in constant currency) from the prior-year period.

“In the third quarter we increased both total sales and share in premium products and continued to attract new customers with innovations in WXP, Print, workstations and AI PCs. Our ongoing strategy to address environmental constraints led to meaningful improvements in memory supply and higher fulfillment rates,” said Bruce Broussard, Interim CEO, HP Inc. “The strong foundation we are building as a trusted edge platform positions us well to lead as AI evolves and allows us to help customers improve their AI economics, security, latency and governance.”

“We delivered another strong quarter, with record third quarter revenue, EPS above the top of our guidance range, and are raising our guidance for FY26,” said Karen Parkhill, CFO, HP Inc. “With three solid quarters behind us, we've demonstrated our ability to navigate through a challenging cost environment and are building on that momentum to further mitigate near-term cost pressures while continuing to invest for long-term profitable growth.”

Third quarter GAAP diluted net EPS was $0.71, down from $0.80 in the prior-year period and above the previously provided outlook of $0.47 to $0.63. Third quarter non-GAAP diluted net EPS was $0.83, up from $0.75 in the prior-year period and above the previously provided outlook of $0.61 to $0.71. Both GAAP and non-GAAP diluted net EPS included an $0.11 favorable impact from tariff refunds. Third quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude certain adjustments. Refer to "Adjustments to GAAP Net earnings" section in the below tables.

Asset management
HP's net cash provided by operating activities in the third quarter of fiscal 2026 was $1.7 billion. Accounts receivable ended the quarter at $7.2 billion, up 3 days quarter over quarter to 41 days. Inventory ended the quarter at $10.3 billion, flat quarter over quarter at 73 days. Accounts payable ended the quarter at $21.4 billion, flat quarter over quarter at 151 days.

HP generated $1.6 billion of free cash flow in the third quarter of fiscal 2026. Free cash flow includes net cash provided by operating activities of $1.7 billion adjusted for net investment in leases from integrated financing of $20 million and net investments in property, plant, equipment and purchased intangibles of $187 million.

HP’s dividend payment of $0.30 per share in the third quarter resulted in cash usage of $274 million. HP also utilized $300 million of cash during the quarter to repurchase approximately 12.2 million shares of common stock in the open market. HP exited the quarter with $4.2 billion in gross cash, which includes cash and cash equivalents of $4.2 billion and short-term investments of $3 million included in other current assets.

Fiscal 2026 third quarter segment results
•Personal Systems net revenue was $11.8 billion, up 18% year over year (up 17% in constant currency) with a 4.6% operating margin. Consumer PS net revenue was up 10% and Commercial PS net revenue was up 22%. Total units were down 16% with Consumer PS units down 19% and Commercial PS units down 14%.
•Printing net revenue was $3.9 billion, down 2% year over year (down 4% in constant currency) with an 18.1% operating margin. Consumer Printing net revenue was down 2% and Commercial Printing net revenue was down 1%. Supplies net revenue was down 3% (down 4% in constant currency). Total hardware units were down 7%, with Consumer Printing units down 9% and Commercial Printing units down 2%.

Outlook
For the fiscal 2026 fourth quarter, HP estimates GAAP diluted net EPS to be in the range of $0.74 to $0.84 and non-GAAP diluted net EPS to be in the range of $0.69 to $0.79, with both including an $0.08 favorable impact from estimated tariff refunds. Fiscal 2026 fourth quarter non-GAAP diluted net EPS estimates exclude $(0.05) per diluted share, primarily related to restructuring and other charges, certain litigation (benefits) charges, net, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related credits, tax adjustments, and the related tax impact on these items.

For fiscal 2026, HP is raising its estimate of GAAP diluted net EPS to be in the range of $2.52 to $2.62 and raising its estimate of non-GAAP diluted net EPS to be in the range of $3.19 to $3.29, with both including a $0.19 favorable impact from estimated tariff refunds. Fiscal 2026 non-GAAP diluted net EPS estimates exclude $0.67 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related credits, certain litigation (benefits) charges, net, tax adjustments, and the related tax impact on these items.

For fiscal 2026, HP is also raising its estimate of free cash flow to be in the range of $3.0 to $3.2 billion.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at https://investor.hp.com.
HP's FY26 Q3 earnings conference call is accessible via audio webcast at www.hp.com/investor/2026Q3Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) is a global technology leader redefining the Future of Work. Operating in more than 180 countries, HP delivers innovative and AI-powered devices, software, services and subscriptions that drive business growth and professional fulfillment. For more information, please visit https://www.hp.com.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, they could affect the business and results of operations of HP Inc. and its consolidated subsidiaries which may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings (including the fiscal 2026 plan), net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events, including global trade policies, and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief as to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions that could affect our business and results of operations include factors relating to HP’s ability to execute on its strategic plans, including the previously announced initiatives, business model changes and transformation; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends, including artificial intelligence; the use of artificial intelligence; the impact of macroeconomic and geopolitical trends, changes and events, including global trade policies, the ongoing military conflict in Ukraine, continued instability in the Middle East or tensions in the Taiwan Strait and South China Sea and the regional and global ramifications of these events; volatility in global capital markets and foreign currency, changes in benchmark interest rates, the effects of inflation and instability of financial institutions; risks associated with HP’s international operations and the effects of business disruption events, including those resulting from climate change; the need to manage (and reliance on) third-party suppliers, including with respect to increasing memory and storage costs, supply constraints and component shortages, and the need to manage HP’s global, multi-tier distribution network and potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; the competitive pressures faced by HP’s businesses; the impact of third-party claims of IP infringement; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; successfully competing and maintaining the value proposition of HP’s products, including supplies and services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; the hiring and retention of key employees, changes in our management team and execution of succession plans; the results of our restructuring plans (including the fiscal 2026 plan), including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of our restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; disruptions in operations from system security risks, data protection breaches, or cyberattacks; HP’s ability to maintain its credit rating, satisfy its debt obligations and complete any contemplated share repurchases, other capital return programs or other strategic transactions; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; integration and other risks associated with business combination and investment transactions; our aspirations related to environmental and societal matters; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; the effectiveness of our internal control over financial reporting; and

other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and HP’s other filings with the Securities and Exchange Commission ("SEC"). HP’s fiscal 2026 plan includes HP’s efforts to drive customer satisfaction, product innovation, and productivity primarily through artificial intelligence adoption and enablement, and the resulting efficiencies, including those that enable a reduction in workforce. Anticipated cost savings associated with the fiscal 2026 plan represent expected gross reductions in costs from these measures. These cost savings are net of any new recurring costs resulting from these initiatives and exclude one-time investments to generate such savings. HP’s expectations on the longer-term sustainability of such cost savings are based on its current business operations and market dynamics and could be significantly impacted by various factors, including but not limited to HP’s evolving business models, future investment decisions, market environment and technology landscape.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ending October 31, 2026 and HP’s other filings with the SEC. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at https://investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2026	April 30, 2026	July 31, 2025
Net revenue:
Products	$14,825	$13,563	$13,114
Services	852	845	818
Total net revenue	15,677	14,408	13,932
Cost of net revenue:
Products	12,256	10,918	10,599
Services	476	474	482
Total cost of net revenue	12,732	11,392	11,081
Gross profit	2,945	3,016	2,851
Research and development	389	432	406
Selling, general and administrative	1,537	1,514	1,452
Restructuring and other charges	48	365	110
Acquisition and divestiture charges, net	4	4	8
Amortization of intangible assets	75	89	159
Total operating expenses	2,053	2,404	2,135
Earnings from operations	892	612	716
Interest and other, net	(94)	(119)	(92)
Earnings before taxes	798	493	624
(Provision for) benefits from taxes	(137)	(43)	139
Net earnings	$661	$450	$763

Net earnings per share:
Basic	$0.72	$0.49	$0.81
Diluted	$0.71	$0.49	$0.80

Cash dividends declared per share	$0.60	$—	$0.58

Weighted-average shares used to compute net earnings per share:
Basic	919	922	947
Diluted	927	925	954

HP INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2026	July 31, 2025
Net revenue:
Products	$41,986	$38,232
Services	2,537	2,424
Total net revenue	44,523	40,656
Cost of net revenue:
Products	34,312	30,800
Services	1,415	1,426
Total cost of net revenue	35,727	32,226
Gross profit	8,796	8,430
Research and development	1,213	1,204
Selling, general and administrative	4,555	4,391
Restructuring and other charges	539	302
Acquisition and divestiture charges, net	6	31
Amortization of intangible assets	220	287
Total operating expenses	6,533	6,215
Earnings from operations	2,263	2,215
Interest and other, net	(301)	(381)
Earnings before taxes	1,962	1,834
Provision for taxes	(306)	(100)
Net earnings	$1,656	$1,734

Net earnings per share:
Basic	$1.80	$1.83
Diluted	$1.79	$1.82

Cash dividends declared per share	$1.20	$1.16

Weighted-average shares used to compute net earnings per share:
Basic	922	948
Diluted	927	955

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2026		April 30, 2026		July 31, 2025
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$661	$0.71	$450	$0.49	$763	$0.80
Non-GAAP adjustments:
Restructuring and other charges	48	0.05	365	0.39	110	0.12
Acquisition and divestiture charges, net	4	0.01	4	—	8	—
Amortization of intangible assets	75	0.08	89	0.10	159	0.17
Certain litigation charges (benefits), net	2	—	5	0.01	(50)	(0.05)
Non-operating retirement-related credits	(7)	(0.01)	(13)	(0.01)	(2)	—
Tax adjustments(a)	(11)	(0.01)	(108)	(0.12)	(275)	(0.29)
Non-GAAP net earnings	$772	$0.83	$792	$0.86	$713	$0.75

GAAP earnings from operations	$892		$612		$716
Non-GAAP adjustments:
Restructuring and other charges	48		365		110
Acquisition and divestiture charges, net	4		4		8
Amortization of intangible assets	75		89		159
Certain litigation charges, net	2		5		2
Non-GAAP earnings from operations	$1,021		$1,075		$995

GAAP operating margin	5.7%		4.2%		5.1%
Non-GAAP adjustments	0.8%		3.3%		2.0%
Non-GAAP operating margin	6.5%		7.5%		7.1%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2026		July 31, 2025
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$1,656	$1.79	$1,734	$1.82
Non-GAAP adjustments:
Restructuring and other charges	539	0.58	302	0.32
Acquisition and divestiture charges, net	6	0.01	31	0.02
Amortization of intangible assets	220	0.24	287	0.30
Certain litigation charges, net	63	0.07	53	0.06
Non-operating retirement-related credits	(31)	(0.04)	(13)	(0.01)
Tax adjustments(a)	(136)	(0.15)	(299)	(0.32)
Non-GAAP net earnings	$2,317	$2.50	$2,095	$2.19

GAAP earnings from operations	$2,263		$2,215
Non-GAAP adjustments:
Restructuring and other charges	539		302
Acquisition and divestiture charges, net	6		31
Amortization of intangible assets	220		287
Certain litigation charges, net	63		105
Non-GAAP earnings from operations	$3,091		$2,940

GAAP operating margin	5.1%		5.4%
Non-GAAP adjustments	1.8%		1.8%
Non-GAAP operating margin	6.9%		7.2%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	As of
	July 31, 2026	October 31, 2025
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$4,169	$3,705
Accounts receivable, net	7,168	5,692
Inventory	10,322	8,512
Other current assets	5,087	4,544
Total current assets	26,746	22,453
Property, plant and equipment, net	3,110	3,049
Goodwill	8,726	8,706
Other non-current assets	7,119	7,561
Total assets	$45,701	$41,769

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$1,292	$845
Accounts payable	21,383	18,051
Other current liabilities	11,288	10,362
Total current liabilities	33,963	29,258
Long-term debt	7,868	8,821
Other non-current liabilities	3,962	4,036
Stockholders' deficit	(92)	(346)
Total liabilities and stockholders' deficit	$45,701	$41,769

HP INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	July 31, 2026	July 31, 2025
Cash flows from operating activities:
Net earnings	$661	$763
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization and impairment	244	306
Stock-based compensation expense	95	100
Restructuring and other charges	48	110
Deferred taxes on earnings	(42)	16
Other, net	104	31
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,065)	(797)
Inventory	(1,167)	(199)
Accounts payable	2,186	1,793
Net investment in leases from integrated financing	(20)	(23)
Taxes on earnings	85	(239)
Restructuring and other	(65)	(89)
Other assets and liabilities	671	(111)
Net cash provided by operating activities	1,735	1,661
Cash flows from investing activities:
Net investments in property, plant, equipment and purchased intangibles	(187)	(215)
Purchases of available-for-sale securities and other investments	(2)	(17)
Maturities and sales of available-for-sale securities and other investments	7	55
Collateral returned for derivative instruments	—	197
Net cash (used in) provided by investing activities	(182)	20
Cash flows from financing activities:
Proceeds from debt, net of issuance costs	100	90
Payment of debt	(602)	(1,210)
Stock-based award activities and others	(11)	5
Repurchase of common stock	(300)	(150)
Cash dividends paid	(274)	(272)
Net cash used in financing activities	(1,087)	(1,537)
Increase in cash, cash equivalents and restricted cash	466	144
Cash, cash equivalents and restricted cash at beginning of period	3,703	2,730
Cash, cash equivalents and restricted cash at end of period	$4,169	$2,874

HP INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Nine months ended
	July 31, 2026	July 31, 2025
Cash flows from operating activities:
Net earnings	$1,656	$1,734
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization and impairment	722	708
Stock-based compensation expense	389	432
Restructuring and other charges	539	302
Deferred taxes on earnings	(110)	(67)
Other, net	126	103
Changes in operating assets and liabilities, net of acquisition and divestiture:
Accounts receivable	(1,531)	54
Inventory	(1,902)	(671)
Accounts payable	3,323	94
Net investment in leases from integrated financing	(69)	(71)
Taxes on earnings	(184)	(360)
Restructuring and other	(256)	(238)
Other assets and liabilities	341	53
Net cash provided by operating activities	3,044	2,073
Cash flows from investing activities:
Net investments in property, plant, equipment and purchased intangibles	(590)	(700)
Purchases of available-for-sale securities and other investments	(21)	(23)
Maturities and sales of available-for-sale securities and other investments	32	69
Collateral returned (posted) for derivative instruments	98	(343)
Payment made in connection with business acquisition, net of cash acquired	(10)	(116)
Proceeds from business divestiture, net	26	—
Net cash used in investing activities	(465)	(1,113)
Cash flows from financing activities:
Proceeds from debt, net of issuance costs	291	1,248
Payment of debt	(770)	(1,312)
Stock-based award activities and others	(94)	(113)
Repurchase of common stock	(725)	(350)
Cash dividends paid	(825)	(818)
Settlement of cash flow hedges	—	6
Net cash used in financing activities	(2,123)	(1,339)
Increase (decrease) in cash, cash equivalents and restricted cash	456	(379)
Cash, cash equivalents and restricted cash at beginning of period(a)	3,713	3,253
Cash, cash equivalents and restricted cash at end of period	$4,169	$2,874
(a) Includes cash held for sale of $8 million recorded within Other current assets as of October 31, 2025.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	July 31, 2026	April 30, 2026	July 31, 2025	Q/Q	Y/Y
Net revenue:(a)
Commercial PS	$8,579	$7,743	$7,036	11%	22%
Consumer PS	3,188	2,470	2,895	29%	10%
Personal Systems	11,767	10,213	9,931	15%	18%
Supplies	2,536	2,754	2,609	(8)%	(3)%
Commercial Printing	1,101	1,168	1,113	(6)%	(1)%
Consumer Printing	275	273	280	1%	(2)%
Printing	3,912	4,195	4,002	(7)%	(2)%
Corporate Investments(b)	—	—	—	NM	NM
Total segment net revenue	15,679	14,408	13,933	9%	13%
Other(b)	(2)	—	(1)	NM	NM
Total net revenue	$15,677	$14,408	$13,932	9%	13%

Earnings before taxes:(a)
Personal Systems	$537	$530	$541
Printing	709	767	681
Corporate Investments	(28)	(29)	(24)
Total segment earnings from operations	1,218	1,268	1,198
Corporate and unallocated cost and other	(102)	(81)	(103)
Stock-based compensation expense	(95)	(112)	(100)
Restructuring and other charges	(48)	(365)	(110)
Acquisition and divestiture charges, net	(4)	(4)	(8)
Amortization of intangible assets	(75)	(89)	(159)
Certain litigation charges, net	(2)	(5)	(2)
Interest and other, net (c)	(94)	(119)	(92)
Total earnings before taxes	$798	$493	$624

(a)Effective at the beginning of its first quarter of fiscal year 2026, HP realigned its business unit financial reporting to reflect the transition of the Print-as-a-Service business from Corporate Investments to Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of segment net revenue, cost of net revenue and operating expenses from the Corporate Investments segment to Supplies and Consumer Printing. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.
(b)"NM" represents not meaningful either because the amount is too small or large to be meaningful for comparative purposes.
(c)Three months ended July 31, 2025 includes a gain from a single litigation matter that does not relate to HP's ongoing business operations.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Nine months ended		Change (%)
	July 31, 2026	July 31, 2025	Y/Y
Net revenue:(a)
Commercial PS	$23,575	$20,467	15%
Consumer PS	8,656	7,712	12%
Personal Systems	32,231	28,179	14%
Supplies	8,089	8,166	(1)%
Commercial Printing	3,374	3,424	(1)%
Consumer Printing	831	889	(7)%
Printing	12,294	12,479	(1)%
Corporate Investments(b)	—	—	NM
Total segment net revenue	44,525	40,658	10%
Other(b)	(2)	(2)	NM
Total net revenue	$44,523	$40,656	10%

Earnings before taxes:(a)
Personal Systems	$1,578	$1,457
Printing	2,241	2,286
Corporate Investments	(81)	(69)
Total segment earnings from operations	3,738	3,674
Corporate and unallocated cost and other	(258)	(302)
Stock-based compensation expense	(389)	(432)
Restructuring and other charges	(539)	(302)
Acquisition and divestiture charges, net	(6)	(31)
Amortization of intangible assets	(220)	(287)
Certain litigation charges, net	(63)	(105)
Interest and other, net (c)	(301)	(381)
Total earnings before taxes	$1,962	$1,834

(a)Effective at the beginning of its first quarter of fiscal year 2026, HP realigned its business unit financial reporting to reflect the transition of the Print-as-a-Service business from Corporate Investments to Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of segment net revenue, cost of net revenue and operating expenses from the Corporate Investments segment to Supplies and Consumer Printing. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.
(b)"NM" represents not meaningful either because the amount is too small or large to be meaningful for comparative purposes.
(c)Nine months ended July 31, 2025 includes a gain from a single litigation matter that does not relate to HP's ongoing business operations.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	July 31, 2026	April 30, 2026	July 31, 2025	Q/Q		Y/Y
Segment operating margin:
Personal Systems	4.6%	5.2%	5.4%	(0.6)	pts	(0.8)	pts
Printing(a)	18.1%	18.3%	17.0%	(0.2)	pts	1.1	pts
Corporate Investments(b)	NM	NM	NM	NM		NM
Total segment	7.8%	8.8%	8.6%	(1.0)	pts	(0.8)	pts

	Nine months ended		Change (pts)
	July 31, 2026	July 31, 2025	Y/Y
Segment operating margin:
Personal Systems	4.9%	5.2%	(0.3)	pts
Printing(a)	18.2%	18.3%	(0.1)	pts
Corporate Investments(b)	NM	NM	NM
Total segment	8.4%	9.0%	(0.6)	pts

(a)Effective at the beginning of its first quarter of fiscal year 2026, HP realigned its business unit financial reporting to reflect the transition of the Print-as-a-Service business from Corporate Investments to Printing. HP reflected this change to its business unit information in prior reporting periods on an as-if basis which resulted in the reclassification of segment net revenue, cost of net revenue and operating expenses from the Corporate Investments segment to Supplies and Consumer Printing. The reporting change had no impact to previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.
(b)"NM" represents not meaningful either because the amount is too small or large to be meaningful for comparative purposes.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2026	April 30, 2026	July 31, 2025
Numerator:
GAAP net earnings	$661	$450	$763
Non-GAAP net earnings	$772	$792	$713

Denominator:
Weighted-average shares used to compute basic net earnings per share	919	922	947
Dilutive effect of employee stock plans(a)	8	3	7
Weighted-average shares used to compute diluted net earnings per share	927	925	954

GAAP diluted net earnings per share	$0.71	$0.49	$0.80
Non-GAAP diluted net earnings per share	$0.83	$0.86	$0.75

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2026	July 31, 2025
Numerator:
GAAP net earnings	$1,656	$1,734
Non-GAAP net earnings	$2,317	$2,095

Denominator:
Weighted-average shares used to compute basic net earnings per share	922	948
Dilutive effect of employee stock plans(a)	5	7
Weighted-average shares used to compute diluted net earnings per share	927	955

GAAP diluted net earnings per share	$1.79	$1.82
Non-GAAP diluted net earnings per share	$2.50	$2.19

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), HP provides net revenue on a constant currency basis, non-GAAP total operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release. HP encourages investors to review those reconciliations carefully.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition and divestiture (credits) charges, net, amortization of intangible assets and certain litigation (benefits) charges, net. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, non-operating retirement-related (credits) charges, debt extinguishment (benefits) costs, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item.

HP’s management uses these non-GAAP financial measures to evaluate HP’s historical and prospective financial performance, enhance period-to-period comparability, and assess HP’s performance relative to its competitors. HP’s management excludes the items mentioned above because they do not believe they are reflective of ongoing operating performance.

HP believes that providing non-GAAP financial measures in addition to the related GAAP financial measures provide investors with greater insight to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

HP excludes each of those items mentioned above, which are described in further detail below:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee separation from service and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which are distinct from ongoing operational costs and primarily include: third party professional services and other non-recurring costs, including costs relating to artificial intelligence adoption and enablement and information technology rationalization efforts. Effective second quarter of fiscal 2026, other charges also include CEO transition costs, which comprises of executive hiring and retention costs.

•Charges/ (credits) related to its acquisitions and divestitures are gains or losses on divestitures, direct expenses such as third-party professional and legal fees, integration and divestiture-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory and certain compensation charges related to cash settlement of restricted stock units and performance-based restricted stock units towards acquisitions. These (credits)/ charges related to acquisitions and divestitures are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions or divestitures.

•Charges relating to the amortization of intangible assets are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges.

•HP recorded certain litigation (benefits) charges, net, that include (1) amounts relating to settlement of backward-looking claims that arise from certain existing or threatened Standard Essential Patent (“SEP”) litigation that is distinctive and substantial when compared to other intellectual property litigation that HP incurs in the ordinary course of business and (2) a gain from a single litigation matter that does not relate to HP's ongoing business operations for the three and nine months ended July 31, 2025.

•Debt extinguishment (benefits) costs include certain (gain)/ loss related to the repurchase of certain of HP’s outstanding U.S. dollar global notes or termination of commitments under revolving credit facilities. This (gain)/loss resulting from debt redemption transactions are partially or more than offset by costs such as bond repurchase premiums, bank fees, unpaid accrued interests, etc.

•Non-operating retirement-related (credits) charges include certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in the value of pension plan assets and liabilities which are tied to financial market performance. Non-operating retirement-related (credits) charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans.

•Recorded tax adjustments include tax expenses and benefits from internal reorganizations, realizability of certain deferred tax assets, various tax rate and regulatory changes, and tax settlements across various jurisdictions. The non-GAAP tax rate is designed to reflect the tax effects of HP’s ongoing operations.

Free cash flow is a non-GAAP measure that is defined as cash flow from operating activities adjusted for net investment in leases from integrated financing and net investments in property, plant, equipment and purchased intangibles. Gross cash is a non-GAAP measure defined as cash, cash equivalents and restricted cash plus short-term investments. Management uses free cash flow and gross cash to assess the amount of cash available for liquidity, including for investment in the business, share repurchases, and other purposes, and to evaluate HP’s historical and expected liquidity. HP believes gross cash provides a useful view of liquidity because it includes certain liquid assets not included in cash, cash equivalents and restricted cash. HP believes free cash flow provides a useful view of liquidity and capital resources because it adjusts operating cash flow for net investment in leases from integrated financing and net investments in property, plant, equipment and purchased intangibles. Net cash (debt) is defined as gross cash less gross debt, adjusted for the effects of unamortized premium/ discounts on debt issuance, debt issuance costs, and unrealized gains/ losses on interest rate swaps.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may differ from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. HP believes non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with HP’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate HP’s results of operations in conjunction with the corresponding GAAP measures. HP may continue to incur expenses similar to the non-GAAP adjustments described above in future periods.

In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP accounts for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally.